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                                   EXHIBIT 11

                 CONSOLIDATED-TOMOKA LAND CO. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                         FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                                          JUNE 30,        JUNE 30,            JUNE 30,     JUNE 30,
                                                                            1995           1994                 1995        1994
                                                                        -----------     ----------          -----------   ----------
    PRIMARY EARNINGS (IN THOUSANDS)

     INCOME FROM CONTINUING OPERATIONS                                     770,428          52,717             515,931    1,695,375
     LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                          --         (51,188)                 --       94,696
                                                                        ----------      ----------           ---------   ----------
      NET INCOME APPLICABLE TO COMMON STOCK                                770,428           1,529             515,931    1,790,071
                                                                        ==========      ==========           =========   ==========

    PRIMARY SHARES USED IN COMPUTATION
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES  OUTSTANDING              6,261,272       6,261,272           6,261,272    6,261,272

    SHARES APPLICABLE TO STOCK OPTIONS USING THE TREASURY STOCK
      METHOD AT AVERAGE MARKET PRICE FOR THE PERIOD                         41,386          30,776              28,594       39,634
                                                                        ----------      ----------           ---------   ----------
    TOTAL PRIMARY SHARES                                                 6,302,658       6,292,048           6,289,866    6,300,906
                                                                        ==========      ==========           =========   ==========

    PRIMARY EARNINGS PER COMMON SHARE:

     INCOME FROM CONTINUING OPERATIONS                                  $     0.12      $     0.01           $    0.08   $     0.27
     LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                          --          ($0.01)                 --   $     0.02
                                                                        ----------      ----------           ---------   ----------
      NET INCOME APPLICABLE TO COMMON STOCK                             $     0.12      $     0.00           $    0.08   $     0.29
                                                                        ==========      ==========           =========   ==========

    FULLY DILUTED SHARES USED IN COMPUTATION
     TOTAL PRIMARY SHARES                                                6,302,658       6,292,048           6,289,866    6,300,906

      SHARES APPLICABLE TO STOCK OPTIONS IN ADDITION TO THOSE
       USED IN PRIMARY COMPUTATION DUE TO USE OF THE HIGHER OF
       AVERAGE MARKET PRICE OR PERIOD END MARKET PRICE                          --              --               6,365        1,947
                                                                        ----------      ----------           ---------   ----------
                                                                         6,302,658       6,292,048           6,296,231    6,302,853
                                                                        ==========      ==========           =========   ==========

    FULLY DILUTED EARNINGS PER SHARE:

     INCOME FROM CONTINUING OPERATIONS                                  $     0.12      $     0.01           $    0.08   $     0.27
     LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                          --          ($0.01)                 --   $     0.02
                                                                        ----------      ----------           ---------   ----------
      NET INCOME APPLICABLE TO COMMON STOCK                             $     0.12      $     0.00           $    0.08   $     0.29
                                                                        ==========      ==========           =========   ==========
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